UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2015

BROWNIE’S MARINE GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (954) 462-5570

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Effective December 15, 2015 the Company filed an amendment to its articles of incorporation with the Florida Secretary of State decreasing its authorized common stock from five billion (5,000,000,000) shares of common stock to one billion (1,000,000,000) shares of common stock. The amendment was approved by the Company’s board of directors and stockholders pursuant to a unanimous written consent of the board of directors and majority written consent of the holders of a majority of the Company’s outstanding voting capital stock dated December 9, 2015.

A copy of the amendment to the certificate of incorporation, as filed with the Florida Secretary of State, is filed as an exhibit to this Current Report on Form 8-K.

Item 5.07.	Submission of Matter to a Vote of Security Holders.

The information required by this Item 5.07 is set forth in Item 5.03 above, which is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.5	Articles of Amendment, as filed by Brownie’s Marine Group, Inc. with the Secretary of State of the State of Florida

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

By:	/s/ Robert Carmichael
Robert Carmichael Chief Executive Officer

Date: December 16, 2015